EXHIBIT 5.1

            [Letterhead of Meitar Liquornik Geva & Leshem Brandwein]

                                  June 9, 2006

VocalTec Communications Ltd.
60 Medinat Hayehudim Street
Hezliya, Israel

Gentlemen:

We have acted as counsel to VocalTec Communications Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the registration statement on Form F-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") covering (i) 935,000 ordinary shares (the "Shares") of the Company, par value New Israeli Shekel 0.13 per share ("Ordinary Shares"), issued on May 24, 2006 to various investors pursuant to a purchase agreement dated May 18, 2006 (the "Purchase Agreement") by and among the Company and such investors and (ii) 424,050 Ordinary Shares (the "Warrant Shares") underlying warrants (the "Warrants") issued by the Company on May 24, 2006 to the foregoing investors and certain other persons.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, the Warrants and such other agreements, certificates, and other statements of corporate officers and other representatives of the Company and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company's board of directors and its audit committee which have been provided to us are true and accurate and have been properly prepared in accordance with the Company's memorandum and articles of association and all applicable laws. In addition, we have assumed that the Company has received the full consideration for the Shares in accordance with the terms of the Purchase Agreement.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel as the same are in force on the date hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been legally issued and are fully paid and non-assessable, and that the Warrant Shares, when issued upon exercise of the Warrants and paid for in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel.

                                    Very truly yours,

                                    /s/ Meitar Liquornik Geva & leshem brandwein
                                    --------------------------------------------
                                    Meitar Liquornik Geva & Leshem Brandwein